EXHIBIT 2











================================================================================









                          AGREEMENT AND PLAN OF MERGER




                                     between



                              ULTRAMAR CORPORATION



                                       and



                             DIAMOND SHAMROCK, INC.







                         Dated as of September 22, 1996






================================================================================

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   The Merger
                                   ----------

               SECTION 1.01.    The Merger  . . . . . . . . . . . .      2
               SECTION 1.02.    Closing . . . . . . . . . . . . . .      2
               SECTION 1.03.    Effective Time  . . . . . . . . . .      3
               SECTION 1.04.    Effects of the Merger . . . . . . .      3
               SECTION 1.05.    Certificate of Incorporation and
                                  By-laws . . . . . . . . . . . . .      3
               SECTION 1.06.    Boards, Committees and Officers . .      3


                                   ARTICLE II

                           Effect of the Merger on the
                           ---------------------------
                        Capital Stock of the Constituent
                        --------------------------------
                     Corporations; Exchange of Certificates
                     --------------------------------------

               SECTION 2.01.    Effect on Capital Stock . . . . . .      4
               SECTION 2.02.    Exchange of Certificates  . . . . .      5


                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

               SECTION 3.01.    Representations and Warranties of
                                  DSI . . . . . . . . . . . . . . .     12
               SECTION 3.02.    Representations and Warranties of
                                  UC  . . . . . . . . . . . . . . .     25


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

               SECTION 4.01.    Conduct of Business . . . . . . . .     36
               SECTION 4.02.    No Solicitation by DSI  . . . . . .     44
               SECTION 4.03.    No Solicitation by UC . . . . . . .     46













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                                    ARTICLE V

                              Additional Agreements
                              ---------------------

               SECTION 5.01.    Preparation of the Form S-4 and the
                                  Joint Proxy Statement; Stock-
                                  holders Meetings  . . . . . . . .     49
               SECTION 5.02.    Letters of DSI's Accountants  . . .     51
               SECTION 5.03.    Letters of UC's Accountants . . . .     51
               SECTION 5.04.    Access to Information;
                                  Confidentiality . . . . . . . . .     51
               SECTION 5.05.    Reasonable Efforts  . . . . . . . .     52
               SECTION 5.06.    Stock Options . . . . . . . . . . .     53
               SECTION 5.07.    Certain Employee Matters  . . . . .     55
               SECTION 5.08.    Indemnification, Exculpation and
                                  Insurance . . . . . . . . . . . .     55
               SECTION 5.09.    Fees and Expenses . . . . . . . . .     56
               SECTION 5.10.    Public Announcements  . . . . . . .     58
               SECTION 5.11.    Affiliates  . . . . . . . . . . . .     58
               SECTION 5.12.    NYSE Listing  . . . . . . . . . . .     59
               SECTION 5.13.    Stockholder Litigation  . . . . . .     59
               SECTION 5.14.    Tax Treatment . . . . . . . . . . .     59
               SECTION 5.15.    Pooling of Interests  . . . . . . .     59
               SECTION 5.16.    DSI Rights Agreement  . . . . . . .     60
               SECTION 5.17.    UC Rights Agreement . . . . . . . .     60
               SECTION 5.18.    Headquarters  . . . . . . . . . . .     60
               SECTION 5.19.    UC Convertible Preferred Stock  . .     60
               SECTION 5.20.    Indemnification Agreements  . . . .     61
               SECTION 5.21.    Certain Tax Matters . . . . . . . .     61


                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

               SECTION 6.01.    Conditions to Each Party's
                                  Obligation to Effect the Merger .     61
               SECTION 6.02.    Conditions to Obligations of UC . .     63
               SECTION 6.03.    Conditions to Obligation of DSI . .     64
               SECTION 6.04.    Frustration of Closing Conditions .     65


                                   ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

               SECTION 7.01.    Termination . . . . . . . . . . . .     65
               SECTION 7.02.    Effect of Termination . . . . . . .     68















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                                                                       ----

               SECTION 7.03.    Amendment . . . . . . . . . . . . .     68
               SECTION 7.04.    Extension; Waiver . . . . . . . . .     68
               SECTION 7.05.    Procedure for Termination,
                                  Amendment, Extension or Waiver  .     68


                                  ARTICLE VIII

                               General Provisions
                               ------------------

               SECTION 8.01.    Nonsurvival of Representations and
                                  Warranties  . . . . . . . . . . .     69
               SECTION 8.02.    Notices . . . . . . . . . . . . . .     69
               SECTION 8.03.    Definitions . . . . . . . . . . . .     70
               SECTION 8.04.    Interpretation  . . . . . . . . . .     71
               SECTION 8.05.    Counterparts  . . . . . . . . . . .     71
               SECTION 8.06.    Entire Agreement; No Third Party
                                  Beneficiaries . . . . . . . . . .     72
               SECTION 8.07.    Governing Law . . . . . . . . . . .     72
               SECTION 8.08.    Assignment  . . . . . . . . . . . .     72
               SECTION 8.09.    Enforcement . . . . . . . . . . . .     72


Exhibit A      Amendments to Certificate of Incorporation and By-laws
Exhibit B      Board, Committees and Officers
Exhibit C      Affiliate Letter
Exhibit D      UC Tax Representations
Exhibit E      DSI Tax Representations
Exhibit F      DSI Stockholder Tax Representations

Schedule 5.07  Certain Employee Matters

































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                                                                          4



               AGREEMENT AND PLAN OF MERGER dated as of September 22, 1996, between ULTRAMAR CORPORATION, a Delaware corporation ("UC"), and DIAMOND SHAMROCK, INC., a Delaware corporation ("DSI").


               WHEREAS, the respective Boards of Directors of UC and DSI have approved the merger of DSI with and into UC (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $.01 per share, of DSI ("DSI Common Stock"), other than shares owned by UC, DSI or any of their wholly owned subsidiaries, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(b)) and (b) each issued and outstanding share of 5% Cumulative Convertible Preferred Stock, par value $.01 per share, of DSI (the "DSI Convertible Preferred Stock"), other than shares owned by UC, DSI or any of their wholly owned subsidiaries, will be converted into the right to receive one share of 5% Cumulative Convertible Preferred Stock, par value $.01 per share, of UC (the "UC Convertible Preferred Stock");

               WHEREAS, the respective Boards of Directors of UC and DSI have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

               WHEREAS, UC and DSI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

               WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction;

               WHEREAS, immediately following the execution and delivery of this Agreement, DSI and UC will



























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                                                                          5



enter into a stock option agreement (the "DSI Stock Option Agreement"), pursuant to which DSI will grant UC the option (the "DSI Option") to purchase shares of DSI Common Stock together with the associated DSI Rights (as defined in Section 3.01(c)) upon the terms and subject to the conditions set forth therein; and

               WHEREAS, immediately following the execution and delivery of this Agreement, UC and DSI will enter into a stock option agreement (the "UC Stock Option Agreement", and, together with the DSI Stock Option Agreement, the "Option Agreements"), pursuant to which UC will grant DSI the option (the "UC Option") to purchase shares of common stock, par value $.01 per share, of UC ("UC Common Stock") together with the associated UC Rights (as defined in Section 3.02(c)) upon the terms and subject to the conditions set forth therein.


               NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   The Merger
                                   ----------

               SECTION 1.01.  The Merger.  Upon the terms and subject to the
                              -----------
conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), DSI shall be merged with and into UC at the Effective Time (as defined in Section 1.03). Following the Effective Time, UC shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of DSI in accordance with the DGCL.

               SECTION 1.02.  Closing.  The closing of the Merger (the
                              --------
"Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 6.01, 6.02 and 6.03) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Section 6.01, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

               SECTION 1.03.  Effective Time.  Subject to the provisions of this
                              ---------------
Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as UC and DSI shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

               SECTION 1.04.  Effects of the Merger.  The Merger shall have the
                              ----------------------
effects set forth in Section 259 of the DGCL.

               SECTION 1.05.  Certificate of Incorporation and By-laws.
                              -----------------------------------------
(a) The certificate of incorporation of UC, as in effect immediately prior to the execution of this Agreement, shall be amended as of the Effective Time as set forth in Exhibit A and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               (b) The by-laws of UC, as in effect immediately prior to the execution of this Agreement, shall be amended as of the Effective Time as set forth in Exhibit A and, as so amended, such by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               SECTION 1.06.  Boards, Committees and Officers.  The Board of
                              --------------------------------
Directors (including classes thereof), committees of the Board of Directors, composition of such committees (including chairmen thereof) and officers of the Surviving Corporation shall be as set forth on Exhibit B hereto until the earlier of the resignation or removal of any individual listed on or designated in accordance with Exhibit B or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director (including as a member or chairman of any committee) at the Effective Time the party which designated such individual as indicated in Exhibit B shall


























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                                                                          7



designate another individual to serve in such individual's place. If any officer listed on or appointed in accordance with Exhibit B ceases to be a full-time employee of either DSI or UC, the parties will agree upon another person to serve in such person's stead. The committees of the Board of Directors of UC will have such authority as may, subject to applicable law, be delegated to them by the Board of Directors.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
- ----------------------------------------------------------------
               Constituent Corporations; Exchange of Certificates
- -----------------------------------------------------------------

               SECTION 2.01.  Effect on Capital Stock.  As of the Effective
                              ------------------------
Time, by virtue of the Merger and without any action on the part of the holder of any shares of DSI Common Stock, DSI Convertible Preferred Stock or UC Common
Stock:
                  (a) Cancelation of Treasury Stock and UC-Owned Stock.  Each
                      -------------------------------------------------
               share of DSI Common Stock and DSI Convertible Preferred Stock
               that is owned by DSI or by any wholly owned subsidiary of DSI or by UC or any wholly owned subsidiary of UC shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b)  Conversion of DSI Common Stock.  Subject to
                       -------------------------------
               Section 2.02(e), each issued and outstanding share of DSI Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into the right to receive
               1.02 fully paid and nonassessable shares of UC Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of DSI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of DSI Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration




























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                                                                          8



               and any cash in lieu of fractional shares of UC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (c)  Conversion of DSI Convertible Preferred Stock.  Each
                       ----------------------------------------------
               issued and outstanding share of DSI Convertible Preferred Stock
               (other than shares to be canceled in accordance with Section 2.01(a) and shares held by persons who perfect their appraisal rights under the DGCL) shall be converted into the right to receive one fully paid and nonassessable share of UC Convertible Preferred Stock, which UC Convertible Preferred Stock
               (i) will have terms that are identical to the DSI Convertible Preferred Stock (as a result of the Merger, (x) the issuer thereof will be UC rather than DSI and (y) in accordance with the terms of the DSI Preferred Stock, the UC Convertible Preferred Stock will be convertible as of the Effective Time at the conversion price necessary to make each share of UC Convertible Preferred Stock convertible into the number of shares of UC Common Stock receivable upon the Merger by a holder of the number of shares of DSI Common Stock into which one share of DSI Convertible Preferred Stock might have been converted immediately prior to the Merger), and (ii) will be issued pursuant to action taken by the Board of Directors of UC. As of the Effective Time, all such shares of DSI Convertible Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of DSI Convertible Preferred Stock shall cease to have any rights with respect thereto, except the right to receive one share of UC Convertible Preferred Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.































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                                                                          9




                  SECTION 2.02.  Exchange of Certificates.  (a)  Exchange Agent.
                                 -------------------------       ---------------
As of the Effective Time, UC shall enter into an agreement with such bank or trust company as may be designated by UC and DSI (the "Exchange Agent"), which shall provide that UC shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of DSI Common Stock and DSI Convertible Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of UC Common Stock and UC Convertible Preferred Stock (such shares of UC Common Stock and UC Convertible Preferred Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.02(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of UC Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of DSI Common Stock and DSI Convertible Preferred Stock.

                  (b)  Exchange Procedures.  As soon as reasonably practicable
                       --------------------
after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of DSI Common Stock or DSI Convertible Preferred Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration or shares of UC Convertible Preferred Stock, as applicable, pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as UC and DSI may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration or shares of UC Convertible Preferred Stock, as applicable. Upon surrender of a Certificate for cancelation to the Exchange Agent or to such other agent or agents as may be appointed by UC, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of UC Common Stock or UC Convertible Preferred Stock and, in the case of Certificates representing DSI Common Stock, cash, if any, which such holder has the right to receive pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of DSI Common Stock or DSI Convertible Preferred Stock which is not registered in the transfer records of DSI, a certificate representing the proper number of shares of UC Common Stock or UC Convertible Preferred Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of UC Common Stock or UC Convertible Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of UC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or shares of UC Convertible Preferred Stock, as applicable, and, in the case of Certificates representing DSI Common Stock, cash, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

                  (c)  Distributions with Respect to Unexchanged Shares.  No
                       -------------------------------------------------
dividends or other distributions with respect to UC Common Stock or UC Convertible Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of UC Common Stock or UC Convertible Preferred Stock represented thereby, and, in the case of Certificates representing DSI Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of UC Common Stock shall be paid by UC to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of UC Common Stock or UC Convertible Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the



























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                                                                         11



amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of UC Common Stock or UC Convertible Preferred Stock, and, in the case of Certificates representing DSI Common Stock, the amount of any cash payable in lieu of a fractional share of UC Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of UC Common Stock or UC Convertible Preferred Stock.

                  (d)  No Further Ownership Rights in DSI Common Stock or DSI
                       ------------------------------------------------------
Convertible Preferred Stock.  All shares of UC Common Stock or UC Convertible
- ----------------------------
Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of DSI Common Stock or DSI Convertible Preferred Stock, as applicable, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay
              -------  -------
any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by DSI on such shares of DSI Common Stock or DSI Convertible Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of DSI Common Stock or DSI Convertible Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                  (e)  No Fractional Shares.  (i)  No certificates or scrip
                       ---------------------
representing fractional shares of UC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of UC shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of UC.

                 (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of UC Common Stock delivered to the Exchange Agent by UC pursuant to
Section 2.02(a) over (B) the aggregate number of whole shares of UC Common Stock to be distributed to holders of DSI Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in
Section 2.02(e)(iii).


                (iii) The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of DSI Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of DSI Common Stock (the "Common Shares Trust"). The Surviving Corporation will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of DSI Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of DSI Common Stock is entitled (after taking into account all shares of DSI Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of DSI Common Stock are entitled.


                 (iv)  Notwithstanding the provisions of Section 2.02(e)(ii) and
(iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each holder of DSI Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of DSI Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of UC Common Stock as reported on the NYSE Composite Transaction Tape (as reported in the Wall Street
                                                                    -----------
Journal, or, if not reported thereby, any other authoritative source) on the
- -------
Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

                  (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of DSI Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of DSI Common Stock subject to and in accordance with the terms of Section 2.02(c).

                  (f)  Termination of Exchange Fund.  Any portion of the
                       -----------------------------
Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to UC, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to UC for payment of their claim for Merger Consideration or shares of UC Convertible Preferred Stock, any cash in lieu of fractional shares of UC Common Stock and any dividends or distributions with respect to UC Common Stock or UC Convertible Preferred Stock.

                  (g)  No Liability.  None of UC, DSI or the Exchange Agent
                       -------------
shall be liable to any person in respect of any shares of UC Common Stock or UC Convertible Preferred Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or shares of UC Convertible Preferred Stock, any cash payable to the holder of such Certificate representing DSI Common Stock pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or shares of UC Convertible Preferred Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h)  Investment of Exchange Fund.  The Exchange Agent shall
                       ----------------------------
invest any cash included in the Exchange Fund, as directed by UC, on a daily basis. Any interest and other income resulting from such investments shall be paid to UC.

                  (i)  Lost Certificates.  If any Certificate shall have been
                       ------------------
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration or shares of UC Convertible Preferred Stock and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of UC Common Stock or UC Convertible Preferred Stock deliverable in respect thereof, pursuant to this Agreement.

                  (j)  Dissenting Shares.  Notwithstanding anything in this
                       ------------------
Agreement to the contrary, no share of DSI Convertible Preferred Stock, the holder of which shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights (a "Dissenting Share"), will be deemed to be converted into and to represent the right to receive one share of UC Convertible Preferred Stock hereunder and the holders of Dissenting Shares, if any, will be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if
                                                --------  -------
any holder of Dissenting Shares, under the circumstances permitted by the DGCL, subsequently delivers a written withdrawal of his or her demand for appraisal of such Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such

Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder will forfeit such right to payment for such Dissenting Shares pursuant to such Section 262 and, as of the later of Effective Time or the occurrence of such event, such holder's Certificate formerly representing shares of DSI Convertible Preferred Stock shall automatically be converted into and represent only the right to receive shares of UC Convertible Preferred Stock pursuant to Section 2.01 hereof, without any interest thereon, upon surrender of the Certificate or Certificates formerly representing such shares of DSI Convertible Preferred Stock. DSI shall give UC (A) prompt notice of any written demands for appraisal of any Dissenting Shares, attempted withdrawals of such demands and any other instruments received by DSI relating to stockholders' rights of appraisal and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL.


                                   ARTICLE III

                         Representations and Warranties
- -------------------------------------------------------

                  SECTION 3.01.  Representations and Warranties of DSI.  Except
                                 --------------------------------------
as disclosed in the DSI Filed SEC Documents (as such term is defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by DSI to UC prior to the execution of this Agreement (the "DSI Disclosure Schedule"), DSI represents and warrants to UC as follows:

                  (a)  Organization, Standing and Corporate Power.  Each of DSI
                       -------------------------------------------
               and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of DSI and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on DSI. DSI has delivered to UC prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and has made available to UC the certificates of incorporation and by-laws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date. As used in this Agreement, a "Significant Subsidiary" means any subsidiary of DSI or UC, as the case may be, that would constitute a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

                  (b)  Subsidiaries.  Exhibit 21.1 to DSI's Annual Report on
                       -------------
               Form 10-K for the fiscal year ended December 31, 1995 includes all the subsidiaries of DSI which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by DSI, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

                  (c)  Capital Structure.  The authorized capital stock of DSI
                       ------------------
               consists of 75,000,000 shares of DSI Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of DSI ("DSI Preferred Stock"). At the close of business on September 19, 1996, (i) 29,292,663 shares of DSI Common Stock were issued and outstanding, (ii) 8,079 shares of DSI Common Stock were held by DSI in its treasury,
               (iii) not more than 1,725,000 shares of DSI Convertible Preferred Stock were issued and outstanding, (iv) no shares of DSI Preferred Stock were held by DSI in its treasury,
               (v) 1,672,584 shares of DSI Common Stock were reserved for issuance pursuant to the Diamond Shamrock, Inc. Long-Term Incentive Plan, the Diamond Shamrock R & M, Inc. 1987 Long-Term Incentive Plan, the Diamond Shamrock, Inc. Performance Incentive Plan, the 1994 Restatement of the Diamond Shamrock, Inc. Employee Stock Ownership Plan I and the 1994 Restatement of the Diamond Shamrock, Inc. Employee Stock Ownership Plan II (such plans, collectively, the "DSI Stock Plans"), (vi) not more than 3,254,716 shares of DSI Common Stock were reserved for issuance upon conversion of the DSI Convertible Preferred Stock, (vii) no shares of Series A Junior Participating Preferred Stock (the "Junior Preferred Stock") of DSI were issued and outstanding, and
               (viii) other than the DSI Convertible Preferred Stock, the Junior Preferred Stock and the $2.00 Convertible Exchangeable Preferred Stock of DSI (of which no shares remain outstanding)(the "DSI $2.00 Preferred Stock"), no other shares of DSI Preferred Stock have been designated or issued. Except as set forth above and except for 5,858,500 shares of DSI Common Stock (with the associated DSI Rights) reserved for issuance upon the exercise of the DSI Option, at the close of business on September 19, 1996, no shares of capital stock or other voting securities of DSI were issued, reserved for issuance or outstanding. At the close of business on September 19, 1996 there were no outstanding stock appreciation rights or rights (other than employee stock options or other rights ("DSI Employee Stock Options", which term shall not include performance units granted under the Diamond Shamrock, Inc. Long-Term Incentive Plan) to purchase or receive DSI Common Stock granted under the DSI Stock Plans) to receive shares of DSI Common Stock on a deferred basis granted under the DSI Stock Plans or otherwise. The DSI Disclosure Schedule sets forth a complete and correct list, as of September 19, 1996, of the number of shares of DSI Common Stock subject to Employee Stock Options and the exercise prices thereof. All outstanding shares of capital stock of DSI are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the close of business on September 19, 1996, there were no bonds, debentures, notes or other indebtedness of DSI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of DSI may vote. Except as set forth above or as contemplated by
               Schedule 5.07, as of the close of business on September 19, 1996, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which DSI or any of its subsidiaries is a party or by which any of them is bound obligating DSI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of DSI or of any of its subsidiaries or obligating DSI or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for agreements entered into with respect to the DSI Stock Plans, as of the close of business on September 19, 1996, there were no outstanding contractual obligations of DSI or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of DSI or any of its wholly owned subsidiaries. As of the close of business on September 19, 1996, except for agreements with holders of equity securities of subsidiaries that are not wholly owned subsidiaries of DSI or any of its other wholly owned subsidiaries, there were no outstanding contractual obligations of DSI to vote or to dispose of any shares of the capital stock of any of its subsidiaries. DSI has delivered to UC a complete and correct copy of the Rights Agreement, dated as of March 6, 1990 (the "DSI Rights Agreement"), as amended and supplemented to the date hereof relating to rights ("DSI Rights") to purchase Junior Preferred Stock.

                  (d)  Authority; Noncontravention.  DSI has all requisite
                       ----------------------------
               corporate power and authority to enter into this Agreement and, subject to the DSI Stockholder Approval (as defined in Section 3.01(m)), to consummate the transactions contemplated by this Agreement. DSI has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by DSI and the consummation by DSI of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of DSI, subject, in the case of the adoption of this Agreement, to DSI Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by DSI and constitute legal, valid and binding obligations of DSI, enforceable against DSI in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of DSI or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of DSI or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to DSI or any of its Significant Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DSI or any of its Significant Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on DSI, (y) impair the ability of DSI to perform its obligations under this Agreement or the Option Agreements, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") is required by or with respect to DSI or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements by DSI or the consummation by DSI of the transactions contemplated by this Agreement or the Option Agreements, except for (1) the filing of a premerger notification and report form by DSI under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the DSI Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the UC Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which DSI is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit the shares of DSI Common Stock that are to be issued pursuant to the DSI Stock Option Agreement to be listed on the NYSE; (5) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement and the Option Agreements; and (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on DSI.

                  (e)  SEC Documents; Undisclosed Liabilities.  DSI has filed
                       ---------------------------------------
               all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "DSI SEC Documents"). As of their respective dates, the DSI SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such DSI SEC Documents, and none of the DSI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any DSI SEC Document has been revised or superseded by a later DSI Filed SEC Document, none of the DSI SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DSI included in the DSI SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the
               SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of DSI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated hereunder or under the Option Agreements, (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (iv) for liabilities and obligations incurred since July 1, 1996 in the ordinary course of business consistent with past practice, neither DSI nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any laws relating to the protection of health, safety or the environment ("Environmental Laws"), required by generally accepted accounting principles to be reflected in a consolidated balance sheet of DSI and its consolidated subsidiaries and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on DSI.

                  (f)  Information Supplied.  None of the information supplied
                       ---------------------
               or to be supplied by DSI specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by UC in connection with the issuance of UC Common Stock and UC Convertible Preferred Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to DSI's stockholders or at the time of the DSI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by DSI with respect to statements made or incorporated by reference therein based on information supplied by UC specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

                  (g)  Absence of Certain Changes or Events.  Except (i) as
                       -------------------------------------
               disclosed in the DSI SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "DSI Filed SEC Documents"), (ii) for the transactions provided for herein or in the Option Agreements, and
               (iii) for liabilities incurred in connection with or as a result of this Agreement or the Option Agreements, since the date of the most recent audited financial statements included in the DSI Filed SEC Documents, DSI has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in DSI, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of DSI's capital stock, other than regular quarterly dividends of $.14 per share on the DSI Common Stock and $.625 per share on the DSI Convertible Preferred Stock in accordance with the terms thereof, (3) any split, combination or reclassification of any of DSI's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of DSI's capital stock, except for issuances of DSI Common

               Stock upon conversion of DSI Convertible Preferred Stock,
               (4) other than as permitted by Section 5.07, (A) any granting by DSI or any of its Significant Subsidiaries to any director, executive officer or other key employee of DSI of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the DSI Filed SEC Documents, (B) any granting by DSI or any of its Significant Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the DSI Filed SEC Documents, or (C) any entry by DSI or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or key employee, or (5) except insofar as may have been disclosed in the DSI Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by DSI materially affecting its assets, liabilities or business. For purposes of this Agreement, "key employee" means any employee whose current salary and targeted bonus exceeds $100,000 per annum.

                  (h)  Litigation.  As of the date of this Agreement, there was
                       -----------
               no suit, action or proceeding pending or, to the knowledge of DSI, threatened against or affecting DSI or any of its subsidiaries that individually or in the aggregate could reasonably be expected to (i) have a material adverse effect on DSI or (ii) impair the ability of DSI to perform its obligations under this Agreement or the Option Agreements in any material respect, nor as of such date was there any judgment, order or decree of any

               Governmental Entity or arbitrator outstanding against DSI or any of its subsidiaries having, or which could reasonably be expected to have, any effect referred to in clause (i) or (ii) above.

                  (i)  Compliance with Applicable Laws.  DSI and its
                       --------------------------------
               subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of DSI and its subsidiaries, taken as a whole (the "DSI Permits"). DSI and its subsidiaries are in compliance with the terms of the DSI Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on DSI. The businesses of DSI and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on DSI. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to DSI or any of its subsidiaries is pending or, to the knowledge of DSI, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on DSI.

                  (j)  Absence of Changes in Benefit Plans.  Since the date of
                       ------------------------------------
               the most recent financial statements included in the DSI Filed SEC Documents, there has not been any adoption or amendment in any material respect by DSI or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of DSI or any of its wholly owned subsidiaries. Except as permitted by
               Section 5.07, since the date of the most recent financial statements included in the DSI Filed SEC Documents, neither DSI nor any of its wholly owned subsidiaries has entered into any employment, consulting, severance, termination or indemnification agreements, arrangements or understandings with any current or former employee, officer or director of DSI or any of its wholly owned subsidiaries.

                  (k)  ERISA Compliance.  (i)  With respect to each employee
                       -----------------
               benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by DSI or any subsidiary of DSI (the "DSI Benefit Plans"), DSI has made available to UC a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such DSI Benefit Plans, (C) each trust agreement relating to such DSI Benefit Plans, (D) the most recent summary plan description for each DSI Benefit Plans for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to DSI Benefit Plans subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any DSI Benefit Plans qualified under Section 401(a) of the Code.


                 (ii) With respect to the DSI Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of DSI, there exists no condition or set of circumstances, in connection with which DSI or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on DSI (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.


                (iii) Each DSI Benefit Plan has been administered in accordance with its terms except for any failures so to administer any DSI Benefit Plan as would not individually or in the aggregate have a material adverse effect on DSI. DSI, its subsidiaries and all the DSI Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on DSI.


                 (iv) No employee of DSI will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any DSI Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

                  (l)  Taxes.  (i)  Each of DSI and its subsidiaries has filed
                       ------
               all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on DSI. DSI and each of its subsidiaries has paid (or DSI has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the DSI Filed SEC Documents reflect an adequate reserve for all taxes payable by DSI and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.


                 (ii) No deficiencies for any taxes have been proposed, asserted or assessed against DSI or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on DSI. The federal income tax returns of DSI and each of its subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations or remain open for the periods described in the DSI Disclosure Schedule.


                (iii) Neither DSI nor any of its subsidiaries has taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
               Section 368(a) of the Code.


                 (iv) As used in this Agreement, "taxes" shall include all federal, state and local income, property, sales, excise and other taxes or similar governmental charges.

                  (m)  Voting Requirements.  The affirmative vote of the holders
                       --------------------
               of a majority of the voting power of all outstanding shares of DSI Common Stock, voting as a single class, at the DSI Stockholders Meeting (the "DSI Stockholder Approval") to adopt this Agreement is the only vote of the holders of any class or series of DSI's capital stock necessary to approve and adopt this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements.

                  (n)  State Takeover Statutes.  The Board of Directors of DSI
                       ------------------------
               has approved the terms of this Agreement and the Option Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreements and, assuming the accuracy of UC's representation and warranty contained in Section 3.02(n), such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreements by the DSI Board of Directors under the provisions of Section 203 of the DGCL.

                  (o)  Accounting Matters.  Neither DSI nor any of its
                       -------------------
               affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                  (p)  Brokers.  No broker, investment banker, financial advisor
                       --------
               or other person, other than Wasserstein Perella & Co., Inc., the fees and expenses of which will be paid by DSI or, if the Merger occurs, the Surviving Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of DSI. DSI has furnished to UC true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

                  (q)  Opinion of Financial Advisor.  DSI has received the
                       -----------------------------
               opinion of Wasserstein Perella & Co., Inc., dated the date of this Agreement, to the effect that, as of such date, the exchange ratio for the conversion of DSI Common Stock into UC Common Stock pursuant to the Merger is fair to DSI's stockholders from a financial point of view, a signed copy of which opinion has been delivered to UC.

                  (r)  Ownership of UC Common Stock.  Other than pursuant to the
                       ----------------------------
               UC Stock Option Agreement and except for shares owned by DSI Benefit Plans, as of the date hereof, neither DSI nor, to its knowledge, any of its affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of UC.

                  (s)  DSI Rights Agreement.  The DSI Rights Agreement has been
                       ---------------------
               amended (the "DSI Rights Plan Amendment") to (i) render the DSI Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements and (ii) ensure that (y) neither UC nor any of its wholly owned subsidiaries nor any of its permitted assignees or transferees under the DSI Stock Option Agreement is an Acquiring Person or an Adverse Person (each as defined in the DSI Rights Agreement) pursuant to the DSI Rights Agreement and (z) a Share Acquisition Date, Distribution Date or Triggering Event (in each case as defined in the DSI Rights Agreement) does not occur solely by reason of the execution of this Agreement, and the Option Agreements, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and the Option Agreements and such amendment may not be further amended by DSI without the prior consent of UC in its sole discretion. A copy of a form of the DSI Rights Plan Amendment is attached to the DSI Disclosure Schedule.

                  SECTION 3.02.  Representations and Warranties of UC.  Except
                                 -------------------------------------
as disclosed in the UC Filed SEC Documents (as such term is defined in Section 3.02(g)) or as set forth on the Disclosure Schedule delivered by UC to DSI prior to the execution of this Agreement (the "UC Disclosure Schedule"), UC represents and warrants to DSI as follows:

                  (a)  Organization, Standing and Corporate Power.  Each of UC
                       -------------------------------------------
               and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of UC and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on UC. UC has delivered to DSI prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and has made available to DSI the certificates of incorporation and by-laws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date.

                  (b)  Subsidiaries.  Exhibit 21 to UC's Annual Report on
                       -------------
               Form 10-K for the fiscal year ended December 31, 1995 includes all the subsidiaries of UC which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by UC, free and clear of all Liens.

                  (c)  Capital Structure.  The authorized capital stock of UC
                       ------------------
               consists of 100,000,000 shares of UC Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of UC ("UC Preferred Stock"). At the close of business on September 19, 1996, (i) 44,637,958 shares of UC Common Stock were issued and outstanding, (ii) no shares of UC Common Stock were held by UC in its treasury, (iii) 6,137,103 shares of UC Common Stock were reserved for issuance pursuant to the Ultramar Corporation Annual Incentive Plan, the Ultramar Corporation Dividend Reinvestment, the Ultramar Corporation Restricted Share Plan for Directors and Employee Stock Purchase Plan and the Ultramar Corporation 1992 Long Term Incentive Plan (such plans, collectively, the "UC Stock Plans"), and (iv) no shares of UC Preferred Stock have been designated or issued. Except as set forth above and except for 8,927,500 shares of UC Common Stock (with the associated UC Rights) reserved for issuance upon the exercise of the UC Option, at the close of business on September 19, 1996, no shares of capital stock or other voting securities of UC were issued, reserved for issuance or outstanding. At the close of business on September 19, 1996 there were no outstanding stock appreciation rights or rights (other than employee stock options or other rights ("UC Employee Stock Options") to purchase or receive UC Common Stock granted under the UC Stock Plans) to receive shares of UC Common Stock on a deferred basis granted under the UC Stock Plans or otherwise. The UC Disclosure Schedule sets forth a complete and correct list, as of September 19, 1996, of the number of shares of UC Common Stock subject to Employee Stock Options and the exercise prices thereof. All outstanding shares of capital stock of UC are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the close of business on September 19, 1996, there were no bonds, debentures, notes or other indebtedness of UC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of UC may vote. Except as set forth above or as contemplated by Schedule 5.07, as of the close of business on September 19, 1996, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which UC or any of its subsidiaries is a party or by which any of them is bound obligating UC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of UC or of any of its subsidiaries or obligating UC or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for agreements entered into with respect to the UC Stock Plans, as of the close of business on September 19, 1996, there were no outstanding contractual obligations of UC or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of UC or any of its wholly owned subsidiaries. As of the close of business on September 19, 1996, except for agreements with holders of equity securities of subsidiaries that are not wholly owned subsidiaries of UC or any of its other wholly owned subsidiaries, there were no outstanding contractual obligations of UC to vote or to dispose of any shares of the capital stock of any of its subsidiaries. UC has delivered to DSI a complete and correct copy of the Rights Agreement dated as of June 25, 1992, as amended as of May 10, 1994 (the "UC Rights Agreement") between UC and Registrar and

               Transfer Company (as successor to First City, Texas-Houston, National Association) relating to rights ("UC Rights") to purchase UC Common Stock.

                  (d)  Authority; Noncontravention.  UC has all requisite
                       ----------------------------
               corporate power and authority to enter into this Agreement and, subject to the UC Stockholder Approval (as defined in Section 3.02(m)), to consummate the transactions contemplated by this Agreement. UC has all requisite corporate power and authority to enter into the Option Agreements and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreements by UC and the consummation by UC of the transactions contemplated by this Agreement and the Option Agreements have been duly authorized by all necessary corporate action on the part of UC, subject, in the case of the adoption of this Agreement and the issuance of UC Common Stock in connection with the Merger, to UC Stockholder Approval. This Agreement and the Option Agreements have been duly executed and delivered by UC and constitute legal, valid and binding obligations of UC, enforceable against UC in accordance with their terms. The execution and delivery of this Agreement and the Option Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreements and compliance with the provisions of this Agreement and the Option Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of UC or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of UC or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to UC or any of its Significant Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UC or any of its Significant Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on UC, (y) impair the ability of UC to perform its obligations under this Agreement or the Option Agreements, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Option Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to UC or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreements by UC or the consummation by UC of the transactions contemplated by this Agreement or the Option Agreements, except for (1) the filing of a premerger notification and report form by UC under the HSR Act;
               (2) the filing with the SEC of (A) the Joint Proxy Statement relating to the UC Stockholders Meeting (as defined in Section 5.01(c)), (B) the Form S-4 and (C) such reports under
               Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements; (3) the filing of the Certificate of Merger and the

               Certificate of Designations with respect to the UC Convertible Preferred Stock with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which UC is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of the NYSE to permit the shares of UC Common Stock that are to be issued in the Merger, under the DSI Stock Plans and pursuant to the UC Stock Option Agreement to be listed on the NYSE; (5) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement and the Option Agreements; and (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on UC.

                  (e)  SEC Documents; Undisclosed Liabilities.  UC has filed all
                       ---------------------------------------
               required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "UC SEC Documents"). As of their respective dates, the UC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such UC SEC Documents, and none of the UC SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any UC SEC Document has been revised or superseded by a later UC Filed SEC Document, none of the UC SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               The financial statements of UC included in the UC SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of UC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto,
               (ii) as contemplated hereunder or under the Option Agreements,
               (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (iv) for liabilities and obligations incurred since July 1, 1996 in the ordinary course of business consistent with past practice, neither UC nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any Environmental Laws, required by generally accepted accounting principles to be reflected in a consolidated balance sheet of UC and its consolidated subsidiaries and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on UC.

                  (f)  Information Supplied.  None of the information supplied
                       ---------------------
               or to be supplied by UC specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to UC's stockholders or at the time of the UC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by UC with respect to statements made or incorporated by reference therein based on information supplied by DSI specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

                  (g)  Absence of Certain Changes or Events.  Except (i) as
                       -------------------------------------
               disclosed in the UC SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "UC Filed SEC Documents"), (ii) for the transactions provided for herein or in the Option Agreements, and
               (iii) for liabilities incurred in connection with or as a result of this Agreement or the Option Agreements, since the date of the most recent financial statements included in the

               UC Filed SEC Documents, UC has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in UC, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of UC's capital stock, other than regular quarterly dividends of $.275 per share on the UC Common Stock, (3) any split, combination or reclassification of any of UC's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of UC's capital stock, (4) other than as permitted by Section 5.07, (A) any granting by UC or any of its Significant Subsidiaries to any director, executive officer or other key employee of UC of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the UC Filed SEC Documents, (B) any granting by UC or any of its Significant Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the UC Filed SEC Documents, or (C) any entry by UC or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or key employee or
               (5) except insofar as may have been disclosed in the UC Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by UC materially affecting its assets, liabilities or business.

                  (h)  Litigation.  As of the date of this Agreement, there was
                       -----------
               no suit, action or
               proceeding pending or, to the knowledge of UC, threatened against or affecting UC or any of its subsidiaries that individually or in the aggregate could reasonably be expected to (i) have a material adverse effect on UC or (ii) impair the ability of UC to perform its obligations under this Agreement or the Option Agreements in any material respect, nor as of such date was there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against UC or any of its subsidiaries having, or which could reasonably be expected to have, any effect referred to in clause (i) or (ii) above.

                  (i)  Compliance with Applicable Laws.  UC and its subsidiaries
                       --------------------------------
               hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of UC and its subsidiaries, taken as a whole (the "UC Permits"). UC and its subsidiaries are in compliance with the terms of the UC Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on UC. The businesses of UC and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on UC. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to UC or any of its subsidiaries is pending or, to the knowledge of UC, threatened, other than, in each case, those the outcome of which, individually or in the aggregate could not reasonably be expected to have a material adverse effect on UC.

                  (j)  Absence of Changes in Benefit Plans.  Since the date of
                       ------------------------------------
               the most recent financial statements included in the UC Filed SEC Documents, there has not been any adoption or amendment in any material respect by UC or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of UC or any of its wholly owned subsidiaries. Except as permitted by
               Section 5.07, since the date of the most recent financial statements included in the UC Filed SEC Documents, neither UC nor any of its wholly owned subsidiaries has entered into any employment, consulting, severance, termination or indemnification agreements, arrangements or understandings with any current or former employee, officer or director of UC or any of its wholly owned subsidiaries.

                  (k)  ERISA Compliance.  (i)  With respect to Benefit Plans
                       -----------------
               maintained or contributed to by UC or any subsidiary of UC (the "UC Benefit Plans"), UC has made available to DSI a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such UC Benefit Plans, (C) each trust agreement relating to such UC Benefit Plans, (D) the most recent summary plan description for each UC Benefit Plans for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to UC Benefit Plans subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any UC Benefit Plans qualified under Section 401(a) of the Code.

                 (ii) With respect to the UC Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of UC, there exists no condition or set of circumstances, in connection with which UC or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on UC (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.


                (iii) Each UC Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any UC Benefit Plans as would not individually or in the aggregate have a material adverse effect on UC. UC, its subsidiaries and all the UC Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on UC.


                 (iv) No employee of UC will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any UC Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

                  (l)  Taxes.  (i)  Each of UC and its subsidiaries has filed
                       ------
               all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on UC. UC and each of its subsidiaries has paid (or UC has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the UC Filed SEC Documents reflect an adequate reserve for all taxes payable by UC and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.


                 (ii) No deficiencies for any taxes have been proposed, asserted or assessed against UC or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on UC.


                (iii) Neither UC nor any of its subsidiaries has taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
               Section 368(a) of the Code.

                  (m)  Voting Requirements.  The affirmative vote of the holders
                       --------------------
               of a majority of the voting power of all outstanding shares of UC Common Stock, voting as a single class, at the UC Stockholders Meeting (the "UC Stockholder Approval") to adopt this Agreement and to approve the issuance of UC Common Stock in connection with the Merger is the only vote of the holders of any class or series of UC's capital stock necessary to approve and adopt this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements.

                  (n)  State Takeover Statutes.  The Board of Directors of UC
                       ------------------------
               has approved the terms of this Agreement and the Option Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreements and, assuming the accuracy of DSI's representation and warranty contained in Section 3.01(n), such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreements by the UC Board of Directors under the provisions of Section 203 of the DGCL.

                  (o)  Accounting Matters.  Neither UC nor any of its affiliates
                       -------------------
               has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                  (p)  Brokers.  No broker, investment banker, financial advisor
                       --------
               or other person, other than Merrill Lynch & Co. and Tanner &
               Co., Inc., the fees and expenses of which will be paid by UC or, if the Merger occurs, the Surviving Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreements based upon arrangements made by or on behalf of UC. UC has furnished to DSI true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

                  (q)  Opinion of Financial Advisor.  UC has received the
                       -----------------------------
               opinion of Merrill Lynch & Co., dated the date of this Agreement, to the effect that, as of such date, the exchange ratio for the conversion of DSI Common Stock into UC Common Stock pursuant to the Merger is fair to UC and, accordingly, to UC's stockholders from a financial point of view, a signed copy of which opinion has been delivered to DSI.

                  (r)  Ownership of DSI Common Stock.  Other than pursuant to
                       -----------------------------
               the DSI Stock Option Agreement and except for shares owned by UC Benefit Plans, as of the date hereof, neither UC nor, to its knowledge, any of its affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or
               (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of DSI.

                  (s)  UC Rights Agreement.  The UC Rights Agreement has been
                       --------------------
               amended (the "UC Rights Plan Amendment") to (i) render the UC Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements and (ii) ensure that (y) neither DSI nor any of its wholly owned subsidiaries nor any of its permitted assignees or transferees under the UC Stock Option Agreement is an Acquiring Person (as defined in the UC Rights Agreement) pursuant to the UC Rights Agreement and (z) a Distribution Date (as defined in the UC Rights Agreement) does not occur solely by reason of the execution of this Agreement and the Option Agreements, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement and the Option Agreements and such amendment may not be further amended by UC without the prior consent of DSI in its sole discretion. A copy of a form of the UC Rights Plan Amendment is attached to the UC Disclosure Schedule.


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

                  SECTION 4.01.  Conduct of Business.  (a)  Conduct of Business
                                 --------------------       -------------------
by DSI.  Except as set forth in Section 4.01 of the DSI Disclosure Schedule,
- -------
during the period from the date of this Agreement to the Effective Time, DSI shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as set forth in
Section 4.01 of the DSI Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, DSI shall not, and shall not permit any of its subsidiaries to:

                  (i) other than dividends and distributions (including
               liquidating distributions) by a direct or indirect wholly owned subsidiary of DSI to its parent, or by a subsidiary that is partially owned by DSI or any of its subsidiaries, provided that DSI or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.14 per share with respect to the DSI Common Stock and regular quarterly dividends of $.625 per share with respect to the DSI Convertible Preferred Stock in accordance with its terms, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock,
               (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of DSI or any of its Significant Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;


                 (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of DSI Common Stock upon the exercise of DSI Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (y) the issuance of DSI Common Stock upon conversion of DSI Convertible Preferred Stock in accordance with their present terms either at the option of the holders thereof or at the option of DSI, and (z) the issuance of DSI Common Stock pursuant to the DSI Stock Option Agreement);


                (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;


                 (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for (x) such acquisitions which do not in the aggregate exceed $20,000,000 and (y) purchases of inventory, feedstock and other items in the ordinary course of business consistent with past practice;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $20,000,000;


                 (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of DSI or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to DSI or any direct or indirect subsidiary of DSI or to officers and employees of DSI or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;


                (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of DSI previously furnished to UC, the relevant portions of which are set forth in Section 4.01(b)(vii) of the DSI Disclosure Schedule;


               (viii) make any tax election that could reasonably be expected to have a material adverse effect on DSI or settle or compromise any material income tax liability;


                 (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of DSI included in the DSI Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not in the aggregate have a material adverse effect on DSI;

                  (x) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on DSI, modify, amend or terminate any material contract or agreement to which DSI or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;


                 (xi) make any material change to its accounting methods,
               principles or practices, except as may be required by generally accepted accounting principles;


                (xii) except as required by law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any DSI Benefit Plan or any other agreement, plan or policy involving DSI or its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any DSI pension plans, or change the manner in which contributions to any DSI pension plans are made or the basis on which such contributions are determined;


               (xiii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of DSI or its subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee of DSI or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; or

                (xiv) authorize, or commit or agree to take, any of the
               foregoing actions.

                  (b)  Conduct of Business by UC.  Except as set forth in
                       --------------------------
Section 4.01 of the UC Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, UC shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Except as set forth in Section 4.01 of the UC Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, UC shall not, and shall not permit any of its subsidiaries to:

                  (i) other than dividends and distributions (including
               liquidating distributions) by a direct or indirect wholly owned subsidiary of UC to its parent, or by a subsidiary that is partially owned by UC or any of its subsidiaries, provided that UC or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.275 per share with respect to the UC Common Stock,
               (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
               (z) purchase, redeem or otherwise acquire any shares of capital stock of UC or any of its Significant Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;


                 (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of UC Common Stock upon the exercise of UC Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, and
               (y) the issuance of UC Common Stock pursuant to the UC Stock Option Agreement);


                (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;


                 (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for
               (x) such acquisitions which do not in the aggregate exceed $20,000,000 and (y) purchases of inventory, feedstock and other items in the ordinary course of business consistent with past practice;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $20,000,000;


                 (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of UC or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to UC or any direct or indirect subsidiary of UC or to officers and employees of UC or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;


                (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of UC previously furnished to DSI, the relevant portions of which are set forth in Section 4.01(b)(vii) of the UC Disclosure Schedule;


               (viii) make any tax election that could reasonably be expected to have a material adverse effect on UC or settle or compromise any material income tax liability;


                 (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of UC included in the UC Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not in the aggregate have a material adverse effect on UC;

                  (x) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on UC, modify, amend or terminate any material contract or agreement to which UC, any subsidiary is a party or waive, release or assign any material rights or claims thereunder;


                 (xi) make any material change to its accounting methods,
               principles or practices, except as may be required by generally accepted accounting principles;


                (xii) except as required by law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any UC Benefit Plan or any other agreement, plan or policy involving UC or its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any UC pension plans, or change the manner in which contributions to any UC pension plans are made or the basis on which such contributions are determined;


               (xiii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of UC or its subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee of UC or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; or


                (xiv) authorize, or commit or agree to take, any of the
               foregoing actions.

                  (c)  Coordination of Dividends.  Each of UC and DSI shall
                       -------------------------
coordinate with the other regarding the declaration and payment of dividends in respect of the UC Common Stock and the DSI Common Stock and the record dates and payment dates relating thereto, it being the intention of UC and DSI that any holder of DSI Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of DSI Common Stock and/or any shares of UC Common Stock any such holder receives in exchange therefor pursuant to the Merger.

                  (d)  Other Actions.  Except as required by law, DSI and UC
                       --------------
shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreements that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (e)  Advice of Changes.  DSI and UC shall promptly advise the
                       ------------------
other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement or the Option Agreements that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreements, or (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the
           --------  -------
representations, warranties,
covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Option Agreements.

                  SECTION 4.02.  No Solicitation by DSI.  (a)  DSI shall not,
                                 -----------------------
nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any DSI Takeover Proposal (as hereinafter defined) or
(ii) participate in any discussions or negotiations regarding any DSI Takeover Proposal; provided, however, that if, at any time prior to the adoption of this
          --------  -------
Agreement by the holders of DSI Common Stock, the Board of Directors of DSI determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to DSI's stockholders under applicable law, DSI may, in response to a DSI Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to compliance with Section 4.02(c),
(x) furnish information with respect to DSI and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by DSI after consultation with its outside counsel) and (y) participate in negotiations regarding such DSI Takeover Proposal. For purposes of this Agreement, "DSI Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of DSI and its subsidiaries or 20% or more of any class of equity securities of DSI or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of DSI or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving DSI or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of DSI nor any committee thereof shall
(i) withdraw or modify, or
propose publicly to withdraw or modify, in a manner adverse to UC, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any DSI Takeover Proposal, or (iii) cause DSI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "DSI Acquisition Agreement") related to any DSI Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of DSI Common Stock (x) the Board of Directors of DSI determines in good faith, after it has received a DSI Superior Proposal (as defined below) and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to DSI's stockholders under applicable law, the Board of Directors of DSI may (subject to this and the following sentences) withdraw or modify its approval or recommendation of the Merger or this Agreement, or (y) the Board of Directors of DSI determines in good faith that there is not a substantial probability that the adoption of this Agreement by holders of DSI Common Stock will be obtained due to the existence of a DSI Superior Proposal, the Board of Directors of DSI may (subject to this and the following sentences) approve or recommend such DSI Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause DSI to enter into any DSI Acquisition Agreement with respect to any DSI Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the fifth business day following UC's receipt of written notice advising UC that the Board of Directors of DSI has received a DSI Superior Proposal, specifying the material terms and conditions of such DSI Superior Proposal and identifying the person making such DSI Superior Proposal. For purposes of this Agreement, a "DSI Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of DSI Common Stock then outstanding or all or substantially all the assets of DSI and otherwise on terms which the Board of Directors of DSI determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to DSI's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of DSI, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of DSI set forth in paragraphs (a) and (b) of this Section 4.02, DSI shall immediately advise UC orally and in writing of any request for information or of any DSI Takeover Proposal, the material terms and conditions of such request or DSI Takeover Proposal and the identity of the person making such request or DSI Takeover Proposal. DSI will keep UC reasonably informed of the status and details (including amendments or proposed amendments) of any such request or DSI Takeover Proposal.

                  (d) Nothing contained in this Section 4.02 shall prohibit DSI from taking and disclosing to its stockholders a position contemplated by
Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to DSI's stockholders if, in the good faith judgment of the Board of Directors of DSI, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to DSI's stockholders under applicable law; provided, however, that neither DSI nor its Board of Directors nor any
     --------  -------
committee thereof shall, except as permitted by Section 4.02(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a DSI Takeover Proposal.

                  SECTION 4.03.  No Solicitation by UC.  (a)  UC shall not, nor
                                 ----------------------
shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any UC Takeover Proposal (as hereinafter defined) or
(ii) participate in any discussions or negotiations regarding any UC Takeover Proposal; provided, however, that if, at any time prior to the adoption of this
          --------  -------
Agreement by the holders of UC Common Stock, the Board of Directors of UC determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to UC's stockholders under applicable law, UC may, in response to a UC Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.03(a), and subject to compliance with Section 4.03(c), (x) furnish information with respect to UC and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by UC after consultation with its outside counsel) and
(y) participate in negotiations regarding such UC Takeover Proposal. For purposes of this Agreement, "UC Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of UC and its subsidiaries or 20% or more of any class of equity securities of UC or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of UC or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving UC or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.03, neither the Board of Directors of UC nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to DSI, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of UC Common Stock and UC Convertible Preferred Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any UC Takeover Proposal, or (iii) cause UC to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "UC Acquisition Agreement") related to any UC Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of UC Common Stock (x) the Board of Directors of UC determines in good faith, after it has received a UC Superior Proposal (as defined below) and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to UC's stockholders under applicable law, the Board of Directors of UC may (subject to this and the following sentences) withdraw or modify its approval or recommendation of the Merger, this Agreement or the issuance of UC Common Stock in connection with the Merger, or
(y) the Board of Directors of UC determines in good faith that there is not a substantial probability that the adoption of this Agreement by holders of UC Common Stock will be obtained due to the existence of a UC Superior Proposal, the Board of Directors of UC may (subject to this and the following sentences) approve or recommend such UC Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause UC to enter into any UC Acquisition Agreement with respect to any UC Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the fifth business day following DSI's receipt of written notice advising DSI that the Board of Directors of UC has received a UC Superior Proposal, specifying the material terms and conditions of such UC Superior Proposal and identifying the person making such UC Superior Proposal. For purposes of this Agreement, a "UC Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of UC Common Stock then outstanding or all or substantially all the assets of UC and otherwise on terms which the Board of Directors of UC determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to UC's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of UC, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of UC set forth in paragraphs (a) and (b) of this Section 4.03, UC shall immediately advise DSI orally and in writing of any request for information or of any UC Takeover Proposal, the material terms and conditions of such request or UC Takeover Proposal and the identity of the person making such request or UC Takeover Proposal. UC will keep DSI reasonably informed of the status and details (including amendments or proposed amendments) of any such request or UC Takeover Proposal.

                  (d) Nothing contained in this Section 4.03 shall prohibit UC from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to UC's stockholders if, in the good faith judgment of the Board of Directors of UC, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to UC's stockholders under applicable law; provided, however, that neither UC nor its Board of Directors nor any
     --------  -------
committee thereof shall, except as permitted by Section 4.03(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of UC Common Stock and UC Convertible Preferred Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a UC Takeover Proposal.


                                    ARTICLE V

                              Additional Agreements
                              ---------------------

                  SECTION 5.01.  Preparation of the Form S-4 and the Joint Proxy
                                 -----------------------------------------------
Statement; Stockholders Meetings.  (a)  As soon as practicable following the
- ---------------------------------
date of this Agreement, DSI and UC shall prepare and file with the SEC the Joint Proxy Statement and UC shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of DSI and UC shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. DSI will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to DSI's stockholders, and UC will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to UC's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. UC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of UC Common Stock and UC Convertible Preferred Stock in the Merger and under the DSI Stock Plans and UC Stock Plans and DSI shall furnish all information concerning DSI and the holders of DSI Common Stock as may be reasonably requested in connection with any such action.

                  (b) DSI will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "DSI Stockholders Meeting") for the purpose of obtaining the DSI Stockholder Approval. Without limiting the generality of the foregoing but subject to Section 4.02(b), DSI agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to DSI of any DSI Takeover Proposal. DSI will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, except to the extent that the Board of Directors of DSI shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger and terminated this Agreement in accordance with Section 4.02(b).

                  (c) UC will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "UC Stockholders Meeting") for the purpose of obtaining the UC Stockholder Approval. Without limiting the generality of the foregoing but subject to Section 4.03(b), UC agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or commencement to UC of any UC Takeover Proposal. UC will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, including the issuance of UC Common Stock pursuant to the Merger, except to the extent that the Board of Directors of UC shall have withdrawn or modified its recommendation and terminated this Agreement in accordance with Section 4.03(b).

                  (d) UC and DSI will use reasonable efforts to hold the DSI Stockholders Meeting and the UC Stockholders Meeting on the same date and as soon as practicable after the date hereof.

                  SECTION 5.02.  Letters of DSI's Accountants.  (a)  DSI shall
                                 -----------------------------
use reasonable efforts to cause to be delivered to UC two letters from Price Waterhouse LLP, DSI's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to UC, in form and substance reasonably satisfactory to UC and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) DSI shall use its reasonable efforts to cause to be delivered to UC a letter from Price Waterhouse LLP addressed to UC and DSI, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the

Accounting Principles Board and applicable SEC rules and regulations.

                  SECTION 5.03.  Letters of UC's Accountants.  (a)  UC shall use
                                 ----------------------------
reasonable efforts to cause to be delivered to DSI two letters from Ernst & Young LLP, UC's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to DSI, in form and substance reasonably satisfactory to DSI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) UC shall use its reasonable efforts to cause to be delivered to DSI a letter from Ernst & Young LLP, addressed to DSI and UC, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  SECTION 5.04.  Access to Information; Confidentiality.
                                 ---------------------------------------
Subject to the Confidentiality Agreement (as defined below), each of DSI and UC shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of DSI and UC shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of DSI and UC will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated April 27, 1994, as amended as of September 3, 1996, between UC and DSI (as amended pursuant to the following sentence, the "Confidentiality Agreement"). UC and DSI agree that the

Confidentiality Agreement is hereby amended to delete paragraph 5 thereof.

                  SECTION 5.05.  Reasonable Efforts. (a)  Upon the terms and
                                 -------------------
subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, such as those referred to in Sections 3.01(d)(1)-(5) and 3.02(d)(1)-(5)) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreements or the consummation of the transactions contemplated by this Agreement or the Option Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreements. Nothing set forth in this Section 5.05(a) will limit or affect actions permitted to be taken pursuant to Sections 4.02 and 4.03.

                  (b) In connection with and without limiting the foregoing, DSI and UC shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreements or any of the other transactions contemplated by this Agreement or the Option Agreements and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Option Agreements or any other transaction contemplated by this Agreement or the Option Agreements, take all action necessary to ensure that the Merger and the other transactions contemplated by this

Agreement and the Option Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreements.

                  SECTION 5.06.  Stock Options.  (a)  As soon as practicable
                                 --------------
following the date of this Agreement, the Board of Directors of DSI (or, if appropriate, any committee administering the DSI Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding DSI Employee Stock
               Options granted under DSI Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each DSI Employee Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such DSI Employee Stock Option, including vesting, the same number of shares of UC Common Stock as the holder of such DSI Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such DSI Employee Stock Option in full immediately prior to the Effective Time, at a price per share of UC Common Stock equal to (A) the aggregate exercise price for the shares of DSI Common Stock otherwise purchasable pursuant to such DSI Employee Stock Option divided by (B) the aggregate number of shares of UC Common Stock deemed purchasable pursuant to such DSI Employee Stock Option (each, as so adjusted, an "Adjusted Option"); provided, however,
                                                             --------  -------
               that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code; and


                 (ii) make such other changes to the DSI Stock Plans as DSI and
               UC may agree are appropriate to give effect to the Merger.

                  (b) As soon as practicable after the Effective Time, UC shall deliver to the holders of DSI Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective DSI Stock Plans and the agreements evidencing the grants of such DSI Employee Stock Options and that such DSI Employee Stock Options and agreements shall be assumed by UC and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger). UC shall comply with the terms of the DSI Stock Plans and ensure, to the extent required by, and subject to the provisions of, such DSI Stock Plans, that the DSI Employee Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

                  (c) UC shall take such actions as are reasonably necessary for the assumption of the DSI Stock Plans pursuant to Section 5.06(a), including the reservation, issuance and listing of UC Common Stock as is necessary to effectuate the transactions contemplated by Section 5.06(a). As soon as reasonably practicable after the Effective Time, UC shall prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of UC Common Stock subject to DSI Employee Stock Options issued under such DSI Stock Plans and shall use all reasonable efforts to maintain the effectiveness of a registration statement or registration statements covering such DSI Employee Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such DSI Employee Stock Options remain outstanding. With respect to those individuals, if any, who subsequent to the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, UC shall use all reasonable efforts to administer the DSI Stock Plans assumed pursuant to Section 5.06(b) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable DSI Stock Plan complied with such rule prior to the Merger.

                  (d) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to UC, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related DSI Stock Plan.

                  (e) Except as otherwise contemplated by this Section 5.06, all restrictions or limitations on transfer and vesting with respect to DSI Employee Stock Options awarded under the DSI Stock Plans or any other plan, program or arrangement of DSI or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by UC as set forth above.

                  SECTION 5.07.  Certain Employee Matters.  Each of DSI and UC
                                 -------------------------
will take the actions indicated to be taken by it in Schedule 5.07 at or prior to the times specified therein. Following the Effective Time, UC, as the Surviving Corporation in the Merger, will honor all obligations under employment agreements of DSI or UC the existence of which does not constitute a violation of this Agreement in accordance with the terms thereof.

                  SECTION 5.08.  Indemnification, Exculpation and Insurance.
                                 -------------------------------------------
(a) UC agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of DSI and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of DSI, the existence of which does not constitute a breach of this Agreement, shall be assumed by UC, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors and officers of DSI who become directors or officers of UC will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of UC.

                  (b)  In the event that UC or any of its successors or assigns
(i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of UC assume the obligations set forth in this Section.

                  (c) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  SECTION 5.09.  Fees and Expenses.  (a)  Except as set forth in
                                 ------------------
this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreements and the transactions contemplated by this Agreement and the Option Agreements shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of UC and DSI shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

                  (b) In the event that (i) a DSI Takeover Proposal shall have been made known to DSI or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a DSI Takeover Proposal and thereafter this Agreement is terminated by either UC or DSI pursuant to Section 7.01(b)(i) or (ii), or (ii) this Agreement is terminated (x) by DSI pursuant to
Section 7.01(h) or (y) by UC pursuant to Section 7.01(e) or (f), then DSI shall promptly, but in no event later than two days after the date of such termination, pay UC a fee equal to $45 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee
                                    --------  -------
shall be payable to UC pursuant to clause (i) of this paragraph (b) or pursuant to a termination by UC pursuant to Section 7.01(e) or (f) unless and until within 18 months of such termination DSI or any of its subsidiaries enters into any DSI Acquisition Agreement or consummates any DSI

Takeover Proposal (for the purposes of the foregoing proviso the terms "DSI Acquisition Agreement" and "DSI Takeover Proposal" shall have the meanings assigned to such terms in Section 4.02 except that the references to "20%" in the definition of "DSI Takeover Proposal" in Section 4.02(a) shall be deemed to be references to "35%"). DSI acknowledges that the agreements contained in this
Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, UC would not enter into this Agreement; accordingly, if DSI fails promptly to pay the amount due pursuant to this Section 5.09(b), and, in order to obtain such payment, UC commences a suit which results in a judgment against DSI for the fee set forth in this
Section 5.09(b), DSI shall pay to UC its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. In the event of a termination by UC pursuant to Section 7.01(e) or (f), DSI shall promptly pay upon UC's request all out-of-pocket expenses incurred by UC in connection with this Agreement, the Option Agreements and the transactions contemplated hereby and thereby in an amount not to exceed $5 million, which payments shall be credited against any Termination Fee that may subsequently become payable.

                  (c) In the event that (i) a UC Takeover Proposal shall have been made known to UC or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a UC Takeover Proposal and thereafter this Agreement is terminated by either UC or DSI pursuant to
Section 7.01(b)(i) or (iii), or (ii) this Agreement is terminated (x) by UC pursuant to Section 7.01(d) or (y) by DSI pursuant to Section 7.01(i) or (j), then UC shall promptly, but in no event later than two days after the date of such termination, pay DSI the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to DSI
           --------  -------
pursuant to clause (i) of this paragraph (c) or pursuant to a termination by DSI pursuant to Section 7.01(i) or (j) unless and until within 18 months of such termination UC or any of its subsidiaries enters into any UC Acquisition Agreement or consummates any UC Takeover Proposal (for the purposes of the foregoing proviso the terms "UC Acquisition Agreement" and "UC Takeover Proposal" shall have the meanings assigned to such terms in Section 4.03 except that the references to "20%" in the definition of "UC Takeover Proposal" in
Section 4.03(a) shall be deemed to be references to "35%"). UC acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, DSI would not enter into this Agreement; accordingly, if UC fails promptly to pay the amount due pursuant to this Section 5.09(c), and, in order to obtain such payment, DSI commences a suit which results in a judgment against UC for the fee set forth in this Section 5.09(c), UC shall pay to DSI its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. In the event of a termination by DSI pursuant to Section 7.01(i) or (j), UC shall promptly pay upon DSI's request all out-of-pocket expenses incurred by DSI in connection with this Agreement, the Option Agreements and the transactions contemplated hereby and thereby in an amount not to exceed $5 million, which payments shall be credited against any Termination Fee that may subsequently become payable.

                  SECTION 5.10.  Public Announcements.  UC and DSI will consult
                                 ---------------------
with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and the Option Agreements, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreements shall be in the form heretofore agreed to by the parties.

                  SECTION 5.11.  Affiliates.  Prior to the Closing Date, DSI
                                 -----------
shall deliver to UC a letter identifying all persons who are, at the time this Agreement is submitted for adoption by to the stockholders of DSI, "affiliates" of DSI for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. DSI shall use all reasonable efforts to cause each such person to deliver to UC on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit C hereto. UC shall use reasonable efforts to cause all persons who are "affiliates" of UC for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit C hereto.

                  SECTION 5.12.  NYSE Listing.  UC shall use reasonable efforts
                                 -------------
to cause the shares of UC Common Stock to be issued in the Merger, under the DSI Stock Plans and pursuant to the UC Stock Option Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. DSI shall use reasonable efforts to cause the shares of DSI Common Stock to be issued pursuant to the DSI Stock Option Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  SECTION 5.13.  Stockholder Litigation.  Each of DSI and UC
                                 -----------------------
shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against DSI or UC, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                  SECTION 5.14.  Tax Treatment.  Each of UC and DSI shall use
                                 --------------
reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02 and 6.03.

                  SECTION 5.15.  Pooling of Interests.  Each of DSI and UC will
                                 ---------------------
use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, and the Option Agreements to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of DSI's and UC's independent certified public accountants, and by the SEC, respectively, and each of DSI and UC agrees that it will voluntarily take no action that would cause such accounting treatment not to be obtained.

                  SECTION 5.16.  DSI Rights Agreement.  The Board of Directors
                                 ---------------------
of DSI shall take all further action (in addition to that referred to in Section 3.01(s)) reasonably requested in writing by UC (including redeeming the DSI Rights immediately prior to the Effective Time or amending the DSI Rights Agreement) in order to render the DSI Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements to the extent provided herein and in the DSI Rights Plan Amendment. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreements, the Board of Directors of DSI shall not (a) amend the DSI Rights Agreement or (b) take any action with respect to, or make any determination under, the DSI Rights Agreement, including a redemption of the DSI Rights or any action to facilitate a DSI Takeover Proposal.

                  SECTION 5.17.  UC Rights Agreement.  The Board of Directors of
                                 --------------------
UC shall take all further action (in addition to that referred to in Section 3.02(s)) reasonably requested in writing by DSI (including redeeming the UC Rights immediately prior to the Effective Time or amending the UC Rights Agreement) in order to render the UC Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreements to the extent provided herein and in the UC Rights Plan Amendment. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreements, the Board of Directors of UC shall not (a) amend the UC Rights Agreement or (b) take any action with respect to, or make any determination under, the UC Rights Agreement, including a redemption of the UC Rights or any action to facilitate a UC Takeover Proposal.

                  SECTION 5.18.  Headquarters.  UC and DSI each agree that
                                 -------------
following the consummation of the Merger the corporate headquarters of UC shall be located in San Antonio, Texas, and each agrees to take all necessary action to effect the relocation of UC's corporate headquarters.

                  SECTION 5.19.  UC Convertible Preferred Stock.  Prior to the
                                 -------------------------------
Effective Time, the Board of Directors of UC will take all necessary action to establish the terms of the UC Convertible Preferred Stock as contemplated by this Agreement and file a certificate of designations (the "Certificate of Designations") with respect to the UC Convertible Preferred Stock with the Delaware Secretary of State, all in accordance with the applicable provisions of the DGCL. The Certificate of Designations will in all respects be identical to the existing certificate of designations for the DSI Convertible Preferred Stock except (a) as set forth in Section 2.01(c)(i), and
(b) that the Certificate of Designations will state that UC's obligations to pay dividends will commence on March 15, June 15, September 15 or December 15, whichever first occurs following the Effective Time.

                  SECTION 5.20.  Indemnification Agreements.  UC and DSI agree
                                 ---------------------------
that as soon as practicable after the Effective Time the Surviving Corporation will enter into indemnification agreements with the directors and officers of the Surviving Corporation providing for indemnification on the terms set forth in the by-laws of the Surviving Corporation, as amended pursuant to
Section 1.05.

                  SECTION 5.21.  Certain Tax Matters.  UC and DSI agree that
                                 --------------------
they will not treat the Merger as a change in the ownership or effective control of UC or a change in the ownership of a substantial portion of the assets of UC, each within the meaning of Section 280G of the Code, unless otherwise required by a determination (as defined in Section 1313 of the Code).


                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

                  SECTION 6.01.  Conditions to Each Party's Obligation To Effect
                                 -----------------------------------------------
the Merger.  The respective obligation of each party to effect the Merger is
- -----------
subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a)  Stockholder Approvals.  Each of the DSI Stockholder
                       ----------------------
               Approval and the UC Stockholder Approval shall have been obtained.

                  (b)  HSR Act.  The waiting period (and any extension thereof)
                       --------
               applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c)  No Injunctions or Restraints.  No judgment, order,
                       -----------------------------
               decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used
               --------  -------
               reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (d)  No Litigation.  There shall not be pending any suit,
                       --------------
               action or proceeding, in each case brought by any Governmental Entity and (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Option Agreements or seeking to obtain from either of DSI or UC any damages that are material in relation to DSI and its subsidiaries taken as a whole or UC and its subsidiaries taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by DSI, UC or any of their respective subsidiaries of any material portion of the business or assets of DSI, UC or any of their respective subsidiaries, or to compel DSI, UC or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of DSI, UC or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Option Agreements or (iii) which otherwise could reasonably be expected to have a material adverse effect on DSI or UC, as applicable.
               In addition, there shall not be any Restraint enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) or (iii) above.

                  (e)  Form S-4.  The Form S-4 shall have become effective under
                       ---------
               the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (f)  NYSE Listing.  The shares of UC Common Stock issuable to
                       -------------
               DSI's stockholders pursuant to this Agreement and under the DSI Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (g)  Pooling Letters.  UC and DSI shall have received letters
                       ----------------
               from each of Price Waterhouse LLP and Ernst & Young LLP, dated as of the Closing Date, addressed to UC and DSI, stating in substance that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  SECTION 6.02.  Conditions to Obligations of UC.  The
                                 --------------------------------
obligation of UC to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a)  Representations and Warranties.  The representations and
                       -------------------------------
               warranties of DSI set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of DSI set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and UC shall have received a certificate signed on behalf of DSI by the chief executive officer and the chief financial officer of DSI to such effect.

                  (b)  Performance of Obligations of DSI.  DSI shall have
                       ----------------------------------
               performed in all material
               respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and UC shall have received a certificate signed on behalf of DSI by the chief executive officer and the chief financial officer of DSI to such effect.

                  (c)  Tax Opinions.  UC shall have received from Cravath,
                       -------------
               Swaine & Moore, counsel to UC, on the date of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that UC and DSI will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the shareholders of DSI upon their exchange of DSI stock for UC stock under Section 354 of the Code (except to the extent such a shareholder receives cash in lieu of fractional shares). In rendering such opinions, counsel for UC shall be entitled to rely upon representations of officers of UC, DSI and stockholders of DSI substantially in the form of Exhibits D, E and F hereto.

                  (d)  No Material Adverse Change.  At any time after the date
                       ---------------------------
               of this Agreement there shall not have occurred any material adverse change relating to DSI.

                  SECTION 6.03.  Conditions to Obligation of DSI.  The
                                 --------------------------------
obligation of DSI to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a)  Representations and Warranties.  The representations and
                       -------------------------------
               warranties of UC set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of UC set forth in this

               Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations expressly relate to an earlier date (in which case as of such date), and DSI shall have received a certificate signed on behalf of UC by the chief executive officer and the chief financial officer of UC to such effect.

                  (b)  Performance of Obligations of UC.  UC shall have
                       ---------------------------------
               performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and DSI shall have received a certificate signed on behalf of UC by the chief executive officer and the chief financial officer of UC to such effect.

                  (c)  Tax Opinions.  DSI shall have received from Jones, Day,
                       -------------
               Reavis & Pogue, counsel to DSI, on the date of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that UC and DSI will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the shareholders of DSI upon their exchange of DSI stock for UC stock under Section 354 of the Code (except to the extent such a shareholder receives cash in lieu of fractional shares). In rendering such opinions, counsel for DSI shall be entitled to rely upon representations of officers of UC, DSI and stockholders of DSI substantially in the form of Exhibits D, E and F hereto.

                  (d)  No Material Adverse Change.  At any time after the date
                       ---------------------------
               of this Agreement there shall not have occurred any material adverse change relating to UC.

                  SECTION 6.04.  Frustration of Closing Conditions.  Neither UC
                                 ----------------------------------
nor DSI may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreements, as required by and subject to Section 5.05.


                                   ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

                  SECTION 7.01.  Termination.  This Agreement may be terminated
                                 ------------
at any time prior to the Effective Time, whether before or after the DSI Stockholder Approval or the UC Stockholder Approval:

                  (a) by mutual written consent of UC and DSI;

                  (b) by either UC or DSI:

                         (i) if the Merger shall not have been consummated by
                  February 28, 1997; provided, however, that the right to
                                     --------  -------
                  terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;


                        (ii) if the DSI Stockholder Approval shall not have been
                  obtained at a DSI Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;


                       (iii) if the UC Stockholder Approval shall not have been
                  obtained at a UC Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                        (iv) if any Governmental Entity shall have issued a
                  Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement and the Option Agreements and such Restraint or other action shall have become final and nonappealable;

                  (c) by UC, if DSI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and
               (B) cannot be or has not been cured within 30 days after the giving of written notice to DSI of such breach (a "DSI Material Breach") (provided that UC is not then in UC Material Breach (as defined in Section 7.01(g)) of any representation, warranty, covenant or other agreement contained in this Agreement);

                  (d) by UC in accordance with Section 4.03(b); provided that it
                                                                --------
               has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements of Section 5.09;

                  (e) by UC if (i) the Board of Directors of DSI or any
               committee thereof shall have withdrawn or modified in a manner adverse to UC its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any DSI Takeover Proposal or (ii) the Board of Directors of DSI or any committee thereof shall have resolved to take any of the foregoing actions;

                  (f) by UC, if DSI or any of its officers, directors,
               employees, representatives or agents shall take any of the actions that would be proscribed by Section 4.02 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of Section 4.02(a) or the second sentence of Section 4.02(b);

                  (g) by DSI, if UC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and
               (B) cannot be or has not been cured within 30 days after the giving of written notice to UC of such breach (a "UC Material Breach") (provided that DSI is not then in DSI Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                  (h) by DSI in accordance with Section 4.02(b); provided that
                                                                 --------
               it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements of Section 5.09;

                  (i) by DSI if (i) the Board of Directors of UC or any
               committee thereof shall have withdrawn or modified in a manner adverse to DSI its approval or recommendation of the Merger, this Agreement or the issuance of UC Common Stock in connection with the Merger, or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any UC Takeover Proposal or (ii) the Board of Directors of UC or any committee thereof shall have resolved to take any of the foregoing actions; or

                  (j) by DSI, if UC or any of its officers, directors,
               employees, representatives or agents shall take any of the actions that would be proscribed by Section 4.03 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of Section 4.03(a) or the second sentence of Section 4.03(b).

                  SECTION 7.02.  Effect of Termination.  In the event of
                                 ----------------------
termination of this Agreement by either DSI or UC as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of UC or DSI, other than the provisions of
Section 3.01(p), Section 3.02(p), the last sentence of Section 5.04,
Section 5.09, this Section 7.02 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  SECTION 7.03.  Amendment.  This Agreement may be amended by
                                 ----------
the parties at any time before or after the DSI Stockholder Approval or the UC Stockholder Approval; provided, however, that after any such approval, there
                      --------  -------
shall not be made any amendment that by law requires further approval by the stockholders of DSI or UC without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 7.04.  Extension; Waiver.  At any time prior to the
                                 ------------------
Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 7.05.  Procedure for Termination, Amendment, Extension
                                 -----------------------------------------------
or Waiver.  A termination of this Agreement pursuant to Section 7.01, an
- ----------
amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of UC or DSI, action by its Board of

Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors.


                                  ARTICLE VIII

                               General Provisions
                               ------------------

                  SECTION 8.01.  Nonsurvival of Representations and Warranties.
                                 ----------------------------------------------
None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 8.02.  Notices.  All notices, requests, claims,
                                 --------
demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to UC, to

                         Ultramar Corporation
                         Two Pickwick Plaza, Suite 300
                         Greenwich, Connecticut 06830

                         Telecopy No.:  (203) 622-7007

                         Attention:  Patrick J. Guarino, Esq.

                         with a copy to:

                         Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, New York 10019

                         Telecopy No.:  (212) 474-3700

                         Attention: William P. Rogers, Jr.; and

                  (b) if to DSI, to

                         Diamond Shamrock, Inc.
                         9830 Colonnade Blvd.
                         San Antonio, Texas 78230

                         Telecopy No.:  (210) 641-8885

                         Attention:  Timothy J. Fretthold, Esq.

                         with a copy to:

                         Jones, Day, Reavis & Pogue
                         599 Lexington Avenue, 30th Floor
                         New York, New York 10022

                         Telecopy No.: (212) 755-7306

                         Attention:  Robert A. Profusek, Esq.

                  SECTION 8.03.  Definitions.  For purposes of this Agreement:
                                 ------------

                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "material adverse change" or "material adverse effect"
               means, when used in connection with DSI or UC, any change, effect, event or occurrence that is materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to the United States economy in general or to the petroleum refining and marketing industry in general, and not specifically relating to DSI or UC or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings;

                  (c) "person" means an individual, corporation, partnership, limited liability
               company, joint venture, association, trust, unincorporated organization or other entity;

                  (d) a "subsidiary" of any person means another person, an
               amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

                  (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

                  SECTION 8.04.  Interpretation.  When a reference is made in
                                 ---------------
this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

References to a person are also to its permitted successors and assigns.

                  SECTION 8.05.  Counterparts.  This Agreement may be executed
                                 -------------
in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.
                                 -----------------------------------------------
This Agreement (including the documents and instruments referred to herein), the Option Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 8.07.  Governing Law.  This Agreement shall be
                                 --------------
governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  SECTION 8.08.  Assignment.  Neither this Agreement nor any of
                                 -----------
the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 8.09.  Enforcement.  The parties agree that
                                 ------------
irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in

Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the State of

Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.


                  IN WITNESS WHEREOF, UC and DSI have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                             ULTRAMAR CORPORATION,

                                                by

                                                   ----------------------------
                                                   Name:   Jean Gaulin
                                                   Title:  Chairman of the
                                                           Board and Chief
                                                           Executive Officer


                                             DIAMOND SHAMROCK, INC.,

                                                by

                                                   ----------------------------
                                                   Name:   Roger R. Hemminghaus
                                                   Title:  Chairman of the
                                                           Board, Chief
                                                           Executive Officer
                                                           and President

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT







                          Amendments to UC Certificate
                          ----------------------------
                          of Incorporation and By-laws
- ------------------------------------------------------

          The certificate of incorporation of UC shall be amended as of the Effective Time so that (i) it reads in its entirety as it exists on the date of the Agreement and as otherwise set forth herein, (ii) Article FIRST of such certificate of incorporation reads in its entirety as follows: "The name of the Corporation is Ultramar Diamond Shamrock Corp. (hereinafter the "Corporation").", (iii) Section 1 of Article FOURTH of such certificate of incorporation reads in its entirety as follows: "The total number of shares which the Corporation shall have authority to issue is 275,000,000 shares, consisting of (a) 250,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (ii) 25,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").", and (iv) there shall be added an Article Eleventh which reads in its entirety as follows: "ELEVENTH: With respect to any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting, unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot."

          The by-laws of UC shall be amended as of the Effective Time so that they read in their entirety as they exist on the date of the Agreement except that:

          (i) Section 1 of Article IV of such by-laws reads in its entirety as follows:

          "SECTION 1.  General.  The officers of the Corporation shall be chosen
                       --------
     by the Board of Directors and shall be a Chairman of the Board of Directors (who must be a director), a Vice Chairman of the Board of Directors (who also must be a director), a Chief Executive Officer, a President and Chief Operating Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents (including, without limitation, Assistant, Executive, Senior and Group), Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.";

          (ii) Sections 4, 5 and 6 of Article IV of such by-laws read in their entirety as follows:

          "SECTION 4.  Chairman and Vice Chairman of the Board of Directors.
                       -----------------------------------------------------
     The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the Chief Executive Officer or the President and Chief Operating Officer is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer or the President and Chief Operating Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer or President and Chief Operating Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer or President and Chief Operating Officer, as applicable. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors. The Vice Chairman of the Board of Directors shall, during the absence or disability of the Chairman of the Board of Directors, have the powers and perform the duties of the Chairman of the Board of Directors and shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Board of Directors. Notwithstanding anything in these By-laws to the contrary, the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors may only be removed from such offices (but not as directors) by an affirmative vote of the majority of the entire Board of Directors.

          "SECTION 5.  Chief Executive Officer and President and Chief Operating
                       ---------------------------------------------------------
     Officer.  The Chief Executive Officer shall, subject to the control of the
     --------
     Board of Directors and the Chairman of the Board of Directors (or during his absence or disability, the Vice Chairman of the Board of Directors), have general supervision of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall possess the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of both the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors.
     The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors. The President and Chief Operating Officer (hereinafter sometimes referred to only as the "President") shall, subject to the direction and control of the Board of Directors, and the supervision of the Chairman of the Board of Directors (or during his absence or disability, the Vice Chairman of the Board of Directors) and the Chief Executive Officer, have general supervision of the business operations of the Corporation. The President and Chief Operating Officer shall, during the absence or disability of the Chief Executive Officer, have the powers and perform the duties of the Chief Executive Officer and shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or the Board of Directors. Notwithstanding anything in these By-laws to the contrary, the Chief Executive Officer and the President and Chief Operating Officer may only be removed from such offices by an affirmative vote of the majority of the entire Board of Directors.

          "SECTION 6.  Vice Presidents.  At the request of the Chief Executive
                       ----------------
     Officer or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors, Vice Chairman of the Board of Directors or President and Chief Operating Officer), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors, no Vice Chairman of the Board of Directors, no President and Chief Operating Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer."; and

          (iii) Article VIII of such by-laws reads in its entirety as follows:

                                 "ARTICLE VIII

                                "Indemnification
                                 ---------------


          "SECTION 1.  Right to Indemnification.  Each person who was or is made
                       ------------------------
a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investi-gative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          "SECTION 2.  Right to Advancement of Expenses.  The right to
                       ---------------------------------
indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          "SECTION 3.  Right of Indemnitee to Bring Suit.  If a claim under
                       ---------------------------------
Section 1 or 2 of this Article VIII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

          "SECTION 4.  Non-Exclusivity of Rights.  The rights to indemnification
                       -------------------------
and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          "SECTION 5.  Insurance.  The Corporation may maintain insurance, at
                       ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          "SECTION 6.  Indemnification of Employees and Agents of the
                       ----------------------------------------------
Corporation.  The Corporation may, to the extent authorized from time to time by
- ------------
the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation."

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT








Board of Directors
- ------------------

          The Board of Directors of the Surviving Corporation will consist of Roger R. Hemminghaus, Jean Gaulin and ten other members, five of whom shall be designated by each of UC and DSI. Roger R. Hemminghaus will serve as Chairman of the Board of Directors and Jean Gaulin will serve as Vice Chairman of the Board of Directors, and in such capacities each shall be considered officers of the Surving Corporation for the purposes of this Agreement, including this Exhibit B and Section 1.06. Each class of the Board of Directors will be comprised of four directors, of which two shall be designated by each of UC and DSI. For the purposes of this Exhibit B and Section 1.06, Jean Gaulin shall be deemed designated by UC and Roger R. Hemminghaus shall be deemed designated by DSI.


Committees of the Board of Directors and Chairmen of Committees
- ---------------------------------------------------------------

          The Board of Directors shall initially have four committees, the finance and planning committee, the compensation committee, the audit review committee and the public responsibility committee . Each committee will be comprised of four directors, of which two shall be designated by each of UC and DSI. UC will designate the chairman of the finance and planning committee and the compensation committee and DSI will designate the chairman of the audit review committee and the public responsibility committee.


Officers
- --------

               Roger R. Hemminghaus          Chairman of the Board of
                                             Directors and Chief Executive
                                             Officer

               Jean Gaulin                   Vice Chairman of the Board of
                                             Directors, President and Chief
                                             Operating Officer

               T. J. Fretthold               Executive Vice President and
                                             Chief Administrative Officer

               Patrick J. Guarino            Executive Vice President,

                                             General Counsel and Secretary

               W. R. Klesse                  Executive Vice President
                                             Logistics and Supply

               J. Robert Mehall              Executive Vice President
                                             Corporate Development

               H. Pete Smith                 Executive Vice President and
                                             Chief Financial Officer

               Joel Mascitelli               Senior Vice President Refining
                                             West Coast

               Paul Eisman                   Senior Vice President Refining
                                             Southwest

               Alain Ferland                 President Ultramar Limited

               Christopher Havens            President Ultramar Energy

               A. W. O'Donnell               President Marketing
                                             Southwest and West Coast

                                                                       EXHIBIT C
                                                         TO THE MERGER AGREEMENT







                            Form of Affiliate Letter
                            ------------------------

Dear Sirs:

          The undersigned, a holder of shares of common stock, par value $.01 per share ("DSI Common Stock"), of Diamond Shamrock, Inc., a Delaware corporation ("DSI"), or of shares of 5% Cumulative Convertible Preferred Stock, par value $.01 per share ("DSI Convertible Preferred Stock"), of DSI, is entitled to receive in connection with the merger (the "Merger") of DSI with and into Ultramar Corporation, a Delaware corporation ("UC"), securities (the "UC Securities") of UC. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of DSI within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of DSI for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the UC Securities received by the undersigned in exchange for any shares of DSI Common Stock or DSI Convertible Preferred Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that UC will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of UC Securities by the undersigned.

          The undersigned hereby represents to and covenants with UC that the undersigned will not sell, assign or transfer any of the UC Securities received by the undersigned in exchange for shares of DSI Common Stock or DSI Convertible Preferred Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of UC or other counsel reasonably satisfactory to UC or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer
- --------  -------
shall only be permitted if, in the opinion of counsel of UC, such transaction would not have, directly or indirectly, any adverse consequences for UC with respect to the treatment of the Merger for tax purposes.

          The undersigned hereby further represents to and covenants with UC that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of DSI Common Stock or DSI Convertible Preferred Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any UC Securities received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of combined operations of DSI and UC have been published by UC, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

          In the event of a sale or other disposition by the undersigned of UC Securities pursuant to Rule 145, the undersigned will supply UC with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that UC may instruct its transfer agent to withhold the transfer of any UC Securities disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, UC shall cause the transfer agent to effectuate the transfer of the UC Securities sold as indicated in such letter.

          UC covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of UC Securities by the undersigned under Rule 145 in accordance with the terms thereof.

          The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing UC Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to UC from independent counsel reasonably satisfactory to UC to the effect that such legends are no longer required for purposes of the Securities Act.

          There will be placed on the certificates for UC Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Ultramar Diamond Shamrock Corp. shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of UC Securities and (ii) the receipt by UC of this letter is an inducement to UC's obligations to consummate the Merger.


                                             Very truly yours,



Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT C







[Name]                                                                    [Date]


          On                    , the undersigned sold the securities of
Ultramar Diamond Shamrock Corp., formerly named Ultramar Corporation ("UC"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Diamond Shamrock, Inc., a Delaware corporation, with and into UC.

          Based upon the most recent report or statement filed by UC with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                              Very truly yours,





            [Space to be provided for description of the Securities.]

                                                                       EXHIBIT D
                                                         TO THE MERGER AGREEMENT







                                 [Letterhead of]

                             [Ultramar Corporation]






                                                                       ___, 1996


Jones, Day, Reavis & Pogue
Metropolitan Square
1450 G Street, N.W.
Washington, D.C. 20005

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019


Dear Sirs:

          In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 22, 1996, between Ultramar Corporation, a Delaware corporation ("UC"), and Diamond Shamrock, Inc., a Delaware corporation ("DSI"), I certify, as of the date hereof, to my knowledge and belief, after due inquiry, as follows:

          1. The facts relating to the contemplated merger (the "Merger") of DSI with and into UC pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 8.06 of the Merger Agreement and the joint proxy statement/prospectus prepared by UC and DSI, are, insofar as such facts pertain to UC, true, correct and complete in all material respects.

          2. Except in the Merger, neither UC nor any subsidiary of UC has acquired or will acquire, or has owned in the past five years, any shares of common stock, par value $0.01, per share, of DSI ("DSI Common Stock"), 5% Cumulative Convertible Preferred Stock of DSI, par value $.01 per share, or $2.00 Convertible Exchangeable Preferred Stock of DSI, par value $.01 per share.

          3. Cash payments to be made to stockholders of DSI in lieu of fractional shares of Common Stock, par value $0.01 per share, of UC ("UC Common Stock") that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving UC the expense and inconvenience of issuing and transferring fractional shares of UC Common Stock, and do not represent separately bargained for consideration.

          4. UC has no plan or intention, following the Merger, to reacquire any of the UC Common Stock issued in the Merger.

          5. UC has no plan or intention, following the Merger, to sell or otherwise dispose of any of the assets held by DSI at the time of the Merger, except for dispositions of such assets in the ordinary course of business; provided, however, that UC may transfer assets of DSI in a manner that is
- --------  -------
consistent with Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

          6. UC, DSI and the stockholders of DSI will each pay their respective expenses, if any, incurred in connection with the Merger.

          7. Following the Merger, UC will continue the historic business of DSI or use a significant portion of DSI's historic business assets in a business.

          8.  UC is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

          9. UC will not take any position on any federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or with the representations made in this letter, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code).

          10. None of the compensation received by any stockholder-employee of DSI represents separate consideration for, or is allocable to, any of their DSI Common Stock. None of the UC Common Stock that will be received by DSI stockholder-employees in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          11. There is no intercorporate indebtedness existing between UC and DSI that was issued or acquired, or will be settled, at a discount.

          12. The Merger Agreement and the documents described in Section 8.06 of the Merger Agreement represent the entire understanding of DSI and UC with respect to the Merger.

          13. References in this letter to DSI, UC or any subsidiary thereof shall not be considered to refer to any DSI Benefit Plan or UC Benefit Plan (each as defined in the Merger Agreement).



                              Ultramar Corporation,


                              By:
                                  --------------------------

                                                                       EXHIBIT E
                                                         TO THE MERGER AGREEMENT







                                 [Letterhead of]

                            [Diamond Shamrock, Inc.]






                                                                       ___, 1996




Jones, Day, Reavis & Pogue
Metropolitan Square
1450 G Street, N.W.
Washington, D.C. 20005

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

Dear Sirs:

          In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 22, 1996, between Ultramar Corporation, a Delaware corporation ("UC"), and Diamond Shamrock, Inc., a Delaware corporation ("DSI"), I certify, as of the date hereof, to my knowledge and belief, after due inquiry, as follows:

          1. The facts relating to the contemplated merger (the "Merger") of DSI with and into UC pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 8.06 of the Merger Agreement and the joint proxy statement/prospectus prepared by UC and DSI, are, insofar as such facts pertain to DSI, true, correct and complete in all material respects.

          2. Neither DSI nor any of its subsidiaries has issued or acquired any shares of Common Stock, par value $.01 of DSI ("DSI Common Stock"), 5% Cumulative Convertible Preferred Stock of DSI, par value $.01 per share ("DSI Convertible Preferred Stock") or $2.00 Convertible Exchangeable Preferred Stock of DSI, par value $.01 per share, in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

          3. There is no present plan or intention on the part of the stockholders of DSI that own 5% or more of the DSI Common Stock (or holders of DSI Convertible Preferred Stock that would, upon conversion, own 5% or more of the DSI Common Stock) ("DSI 5% Stockholders"), and DSI knows of no present plan or intention on the part of the remaining holders of DSI Common Stock or DSI Convertible Preferred Stock, to sell, exchange or otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, or consent to the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of stock of UC ("UC Stock") received in the Merger in exchange for such DSI Common Stock (other than by the conversion of 5% Cumulative Convertible Preferred Stock of UC, par value $.01 per share, into shares of common stock of UC, par value $.01 per share ("UC Common Stock")) that would reduce the ownership of UC Stock by former holders of DSI Common Stock and DSI Preferred Stock to a number of shares having a value, as of immediately prior to the Merger, of less than 50% of the value of all of the outstanding shares of DSI Stock as of such date. For purposes of this representation, any "disposition" (as defined above) of UC Stock will be treated as a reduction in ownership thereof. In addition, for purposes of this representation, shares of DSI Stock exchanged by holders of DSI Stock for cash in lieu of fractional shares of UC Stock will be treated as outstanding DSI Stock immediately prior to the Merger. Moreover, for purposes of this representation, shares of DSI Stock and shares of UC Stock received in the Merger and sold, redeemed or disposed of prior to or subsequent to the Merger, in contemplation thereof or as part of a plan therewith, will be considered in making this representation. For purposes of this representation we have assumed that each DSI 5% Stockholder has a plan or intention to sell for cash all the UC Stock that it will receive in the Merger unless we have received from such DSI 5% Stockholder a letter substantially in the form of Exhibit F to the Merger Agreement with respect to such UC Stock.
The aggregate amount of DSI Common Stock owned by DSI 5% Stockholders (or that would be so owned if each such DSI 5% Stockholder were to convert all the shares of DSI Convertible Preferred Stock owned by it) does not exceed 40% of the amount of DSI Common Stock actually outstanding on the date hereof (or that would be so outstanding if any such DSI 5% Stockholder were to convert all the shares of DSI Convertible Preferred Stock owned by it).

          4. DSI has no plan or intention to issue additional shares of DSI Stock, except pursuant to the exercise of employee stock options described in
Section 3.01(c) of the Merger Agreement ("Employee Stock Options") or the conversion of shares of the DSI Convertible Preferred Stock.

          5. DSI, UC and the stockholders of DSI and UC will each pay their respective expenses, if any, incurred in connection with the Merger.

          6. Immediately prior to the Merger, DSI will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock of DSI, other than the Employee Stock Options and the DSI Convertible Preferred Stock.

          7.  DSI is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          8. DSI will not take, and DSI is not aware of any plan or intention of DSI stockholders to take, any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or with the representations made in this letter, unless otherwise required pursuant to a "determination" (as defined in Section 1313(a)(1) of the Code).

          9. None of the compensation received by any stockholder-employee of DSI represents separate consideration for, or is allocable to, any of their DSI Common Stock. None of the UC Common Stock that will be received by DSI stockholder-employees in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement.
The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

          10. There is no intercorporate indebtedness existing between UC and DSI that was issued or acquired, or will be settled, at a discount.

          11. DSI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          12. The Merger Agreement and the documents described in Section 8.06 of the Merger Agreement represent the entire understanding of DSI and UC with respect to the Merger.

          13. References in this letter to DSI, UC or any subsidiary thereof shall not be considered to refer to any DSI Benefit Plan or UC Benefit Plan (each as defined in the Merger Agreement).


                              Diamond Shamrock, Inc.



                              By:
                                  --------------------------

                                                                       EXHIBIT F
                                                         TO THE MERGER AGREEMENT







                                 [Letterhead of]

                    [5% DIAMOND SHAMROCK, INC. STOCKHOLDERS]






                                                                       ___, 1996




Jones, Day, Reavis & Pogue
Metropolitan Square
1450 G Street, N.W.
Washington, D.C. 20005

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019


Dear Sirs:

          In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 22, 1996, between Ultramar Corporation, a Delaware corporation ("UC"), and Diamond Shamrock, Inc., a Delaware corporation ("DSI" or the "Company"), I certify, as of the date hereof, to my knowledge and belief, after due inquiry, as follows:

          1. There is no present plan or intention on the part of the undersigned or any trust or other entity established or controlled by or for the benefit of the undersigned, or any entity holding assets on behalf of the undersigned, to sell, exchange or otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, or consent to the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of stock of UC ("UC Stock") received in the merger contemplated by the Merger Agreement (the "Merger") that would reduce the ownership of UC Stock by the undersigned to a number of shares having a value, as of















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immediately prior to the Merger, of less than 50% of the value of all of the shares of common stock, par value $0.01 per share, of DSI ("DSI Common Stock") and 5% Cumulative Convertible Preferred Stock, par value $0.01 per share, of DSI ("DSI Convertible Preferred Stock") held by the undersigned in the aggregate as of such date. For purposes of this representation, any "disposition" (as defined above) of UC Stock will be treated as a reduction in ownership thereof. For purposes of this representation, shares of DSI Common Stock, shares of DSI Convertible Preferred Stock and shares of UC Common Stock received in the Merger and sold, redeemed or disposed of prior to or subsequent to the Merger, in contemplation thereof or as part of a plan therewith, will be considered in making this representation.

          2. Neither the undersigned nor any entity referred to in paragraph 1 above will take any position on any Federal, state or local income tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), or with the representations made in this letter, unless otherwise required pursuant to a "determination" (as defined in Section 1313(a)(1) of the Code).



                              [DSI STOCKHOLDER]



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